Exhibit 10.2

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of [●], 2021, by and among Ajax I, a Cayman Islands exempted company (“AJAX”), Capri Listco, a Cayman Islands exempted company (“Listco”), Cazoo Holdings Limited, a private limited liability company formed under the laws of England and Wales (the “Company”), and the undersigned, a shareholder of the Company (the “Shareholder”). Each of AJAX, Listco, the Company and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, AJAX, Listco and the Company are entering into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, Listco (as the surviving company in the Merger) will acquire all of the Company Shares from the Company Shareholders, on the terms and subject to the conditions set forth in the Business Combination Agreement and the Shareholder SPA;

WHEREAS, the Shareholder is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company that the Shareholder acquires record or beneficial ownership of after the date hereof, including any Equity Securities issued or deemed issued to the Shareholder in connection with the conversion or exercise of any Company Options, Company Warrants or any other options, warrants, stock appreciation rights, or otherwise received by the Shareholder pursuant to any equity reclassification, stock split, combination, stock dividend, subdivision or recapitalization or any other internal reorganization of the Company prior to the Closing, collectively, but excluding for the avoidance of doubt, any Equity Securities of Listco or AJAX, the “Subject Company Shares”);

WHEREAS, the Shareholder, collectively with (i) the other Supporting Company Shareholders and (ii) the requisite number of Series D Shareholders (as defined in the Company Articles of Association) needed to obtain a Series D Majority (as defined in the Company Articles of Association), constitute the Drag Shareholders (as defined in the Company Articles of Association) and will, subject to the terms and conditions set forth in the Company Articles of Association, have the right to exercise the Drag Along Option (as defined in the Company Articles of Association);

WHEREAS, in consideration for the benefits to be received by the Shareholder under the terms of the Business Combination Agreement and the Ancillary Documents to which he, she or it is a party and as a material inducement to AJAX and the other AJAX Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the Shareholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that AJAX and the other AJAX Parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Documents without the Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Shareholder SPA; Drag Along and Related Matters.

(a) The Shareholder and Listco hereby irrevocably and unconditionally agree that, as promptly as reasonably practicable (and in any event within two Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act and upon written notice thereof from the Company or AJAX, the Shareholder and Listco shall duly execute and deliver (i) the Shareholder SPA (substantially in such form as attached hereto as Exhibit A) to the Company, AJAX and Listco and (ii) properly completed and duly executed stock transfer form(s) to the Exchange Agent (or, if not yet appointed, the Company), in each case with respect to the Subject Company Shares.

(b) The Shareholder hereby irrevocably and unconditionally agrees that, as promptly as reasonably practicable (and in any event within two Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act and upon written notice thereof from the Company or AJAX, the Shareholder shall (i) duly execute and deliver to the Company a letter substantially in such form as attached hereto as Exhibit B (such notice, together with the Shareholder SPA and the stock transfer form required pursuant to Section 1(a)(ii), the “Required Documents”) that: (A) contains a notification that the Shareholder wishes to transfer the Subject Company Shares to Listco; and (B) constitutes (assuming the delivery of such notice by other Company Shareholders sufficient that, together with the Shareholder, such group constitutes “Drag Shareholders” (as such term is defined in the Company Articles of Association)), a Drag Along Notice (as such term is defined in the Company Articles of Association) containing the details required in the Company Articles of Association relating to such transfer of the Subject Company Shares to Listco; and (ii) solely in its capacity as a shareholder of the Company or party to the Required Documents, take such other actions, execute and deliver such additional documents, agreements or instruments, provide, or cause to be provided, such additional information or other materials and/or give such other declarations, in each case, as are necessary or advisable, in each case, as reasonably determined by AJAX, Listco or the Company, to exercise and implement the Drag Along Option (as such term is defined in the Company Articles of Association).

(c) [The Shareholder hereby irrevocably and unconditionally agrees, at the Closing, to duly execute and deliver to the other parties thereto the Investor Rights Agreement.]1

(d) The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Closing, to the extent that it is necessary or advisable, in each case, as reasonably determined by AJAX and the Company, for any matters, actions or proposals to be approved by the Shareholder in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement and/or the Ancillary Documents, at any meeting of the shareholders of the Company (whether annual, extraordinary or otherwise and whether or not adjourned or postponed), however called, on any written resolution, and in any action by written consent or resolution, in each case, of the shareholders of the Company (collectively, “such meeting” or “such written consent”), the Shareholder shall, solely in its capacity as a shareholder of the Company, as applicable, do the following:

(i) when such meeting is held, appear at such meeting (in person or by proxy) or otherwise cause the Subject Company Shares to be counted as present thereat for the purpose of establishing a quorum; and

[1]	Note to Draft: Relevant only for certain of the Transaction Support Agreements.

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(ii) vote the Subject Company Shares (or execute and return an action by written consent), or cause the Subject Company Shares to be voted (or validly execute and return and cause such written consent to be granted), in each case for all applicable purposes, at such meeting or such written consent in favor of the Business Combination Agreement and the Ancillary Agreements, and the dealing with of the Subject Company Shares in accordance with the Business Combination Agreement and the Ancillary Documents, as applicable, and the transactions contemplated thereby, including: (A) taking all such actions as required to enable the Drag Along Option (as defined in the Company Articles of Association) to be exercised and implemented in accordance with the Company Articles of Association in connection and in furtherance of the transactions contemplated by the Business Combination Agreement, including those actions required pursuant to Section 1(b) of this Agreement or, if applicable, Section 5.12 of the Business Combination Agreement, (B) approving any internal reorganization or recapitalizations of the Company and its subsidiaries prior to the Closing which are necessary or desirable in furtherance of the transactions contemplated by the Business Combination Agreement or the Ancillary Documents, (C) waiving, consenting to, invoking or approving any rights the Shareholder may have under the Company’s Governing Documents or the Company Shareholder Agreement necessary or desirable in furtherance of the transactions contemplated by the Business Combination Agreement or the Ancillary Documents (other than any waiver, consent or approval that would adversely affect the amount of Aggregate Cash Consideration or Aggregate Stock Consideration payable to the Shareholder under the Business Combination Agreement in effect as of the date hereof), (D) to the fullest extent permitted under applicable Law, waiving any dissenters rights, appraisal rights or any other similar rights, whether such rights are afforded by law or contract, with respect to the Subject Company Shares and the transactions contemplated by the Business Combination Agreement, and (E) taking all such actions as may be required in connection with the treatment and exercise of the Company Options and Company Warrants and the termination of Company Equity Plans prior to Closing (whether pursuant to Section 2.4 (Treatment of Company Options and Drover Warrants) of the Business Combination Agreement) or otherwise (all of the foregoing, collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions for which a vote or approval of the shareholders of the Company is required.

(e) The Shareholder hereby irrevocably and unconditionally agrees that it shall vote (or cause to be voted) the Subject Company Shares against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Article 6 (Conditions to the Consummation of the Transactions) of the Business Combination Agreement not being satisfied at Closing.

(f) Without limiting any other rights or remedies of AJAX or the Company (or any of their respective successors, including Listco), in the event that the Shareholder fails to execute and deliver any of the Required Documents within the time required by Section 1 hereof (such failure, a “POA Event”), then, solely in such circumstances and solely to the extent set forth herein, the Shareholder hereby constitutes, appoints and grants to AJAX and the Company (or any of their respective successors, including Listco) or any individual designated by AJAX or the Company (or any of their respective successors, including Listco) as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to execute and deliver each Required Document. Following a POA Event, the agency and powers of attorney to execute and deliver the Required Documents shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of the Shareholder (regardless of whether AJAX (or any of its successors, including Listco) has notice thereof). Upon the occurrence of a POA Event, the Shareholder hereby approves, authorizes and ratifies everything which AJAX or the Company (or any of their respective successors, including Listco) shall lawfully do pursuant to this Section 1(f) to the extent consistent with the terms and conditions of this Agreement, the Business Combination Agreement and the Ancillary Documents.

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(g) The Shareholder hereby agrees, consents to and approves, for the purposes of the Company Articles of Association and the Company Shareholder Agreement (including articles 6.3, 15.5 and 16.11 of the Company Articles of Association and clause 9.1(a) of the Company Shareholder Agreement):

(i) the transactions contemplated by the Business Combination Agreement and the Ancillary Documents;

(ii) the entry into by any Company Shareholder of a Shareholder SPA as contemplated by Section 5.12 of the Business Combination Agreement (including by the Supporting Company Shareholders in accordance with the terms of the Transaction Support Agreement entered into by each of them);

(iii) the disapplication of articles 17 and 22 of the Company Articles of Association to the transfers contemplated by any such Shareholder SPAs; and

(iv) the transfer by Alex Chesterman of his Unvested Shares to Listco in connection with the transactions contemplated by the Business Combination Agreement.

2. Certain Provisions of the Business Combination Agreement. Notwithstanding Section 8.9 (Parties in Interest) of the Business Combination Agreement, AJAX, Listco and the Company agree that the Shareholder shall, for all purposes, be entitled to enforce the following provisions of the Business Combination Agreement as if the Shareholder was an original signatory thereto: Section 5.14 (Company Indemnification; Directors’ and Officers’ Insurance), Section 5.15(a) (Post-Closing Directors and Name) (including Section 5.15 of the Company Disclosure Schedule), and Section 8.13 (No Recourse) (collectively, the “Applicable Provisions”). None of AJAX, Listco or the Company shall modify, amend or waive the Business Combination Agreement or any Ancillary Document in any way which is adverse in any material respect to the Shareholder without the Shareholder’s prior written consent, it being understood that any modification, amendment or waiver of (i) Article 2 (Transactions) of the Business Combination Agreement to the extent affecting the consideration payable to, or Liabilities in respect of, the Shareholder or (ii) any Applicable Provision (or the definition of any defined term used in any of them) shall, in each case, be deemed to be adverse in a material respect to the Shareholder.

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3. Release of Claims and Non-Reliance.

(a) In consideration for the payments and other benefits to be received by the Shareholder under the terms of the Business Combination Agreement, subject to and effective as of the Closing, the Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns and subsidiaries, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, the AJAX Parties, the Group Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Non-Shareholder Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Non-Shareholder Released Entities, through to and including the Closing, arising out of, or relating to, (x) such Shareholder’s ownership of any Subject Company Shares or any equity or debt interests in any Group Company, including the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Non-Shareholder Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Group Company), (y) the organization, management or operation of the businesses of any Group Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, or (z) the negotiation, implementation or closing of the transactions contemplated by the Business Combination Agreement, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided that such release shall not release the Non-Shareholder Released Entities for (i) any liabilities or Actions that such Shareholder has pursuant to its right to receive its portion of the Aggregate Cash Consideration and Aggregate Stock Consideration determined in accordance with, and subject to, the terms of, and the steps set forth in, the Business Combination Agreement and the Ancillary Documents, subject in all respects to the last sentence of Section 4(b) of this Agreement, (ii) any Actions arising out of or related to the Non-Shareholder Released Entities’ respective Governing Documents to provide indemnification, reimbursement or advancement of expenses to such Shareholder or any Shareholder Released Entity (as defined below) in respect of actions taken or omitted in such Shareholder’s or Shareholder Released Entity’s capacity as an officer and/or director of such Non-Shareholder Released Entity (including as provided for under Section 5.14 (Company Indemnification; Directors’ and Officers’ Insurance) of the Business Combination Agreement), (iii) any Actions arising out of or related to the Non-Shareholder Released Entities’ contracts with or obligations to any Shareholder or Shareholder Released Entity in respect of compensation arrangements as an officer and/or director of such Non-Shareholder Released Entity, (iv) any Actions arising under this Agreement, the Shareholder SPA or any Applicable Provision subject in all respects to the last sentence of Section 4(b) of this Agreement, (v) any Actions arising under, or in connection with, any commercial agreements as between any Shareholder Released Entity and any Non-Shareholder Released Entity, and (vi) any Actions arising out of or relating to actual fraud.

(b) Subject to and effective as of the Closing, each of the Company, AJAX and Listco, for and on behalf of themselves and each of their respective administrators, representatives, successors, assigns and subsidiaries, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Shareholder, each of his, her or its heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders, investors (direct and indirect) and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, past and present (collectively, the “Shareholder Released Entities”), from liability on or for any and all Actions, direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Shareholder Released Entities, through to and including the Closing, arising out of, or relating to, (x) such Shareholder’s ownership of any Subject Company Shares or any equity or debt interests in any Group Company, including the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Shareholder Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Group Company) or (y) the negotiation, implementation or closing of the transactions contemplated by the Business Combination Agreement; provided that such release shall not release the Shareholder Released Entities for (i) any Actions arising under this Agreement, the Shareholder SPA, any applicable Ancillary Agreement (including any PIPE Subscription Agreement and, for this purpose, any non-disclosure agreement, wall-crossing obligation or otherwise agreed to by any Shareholder Released Entity) or any Applicable Provision and (ii) any Actions arising under, or in connection with, any commercial agreements as between any Non-Shareholder Released Entity and any Shareholder Released Entity.

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(c) Each of AJAX, Listco and the Company, on its own behalf and on behalf of each of its Representatives, acknowledges, represents, warrants and agrees that (i) in entering into this Agreement, the Business Combination Agreement and the other Ancillary Documents to which it is a party, it has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in such agreements and not on any representations or warranties of the Shareholder or any other Shareholder Released Entity, either express or implied, and (ii) except for the representations and warranties expressly set forth in this Agreement or in the Shareholder SPA, neither the Shareholder nor any other Shareholder Released Entity makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement, the Shareholder SPA or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Other Covenants and Agreements.

(a) The Shareholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule 5.2(a) of the Company Disclosure Schedules to which the Shareholder is a party shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including the other Group Companies and, from and after the Closing, the AJAX Parties and their respective Affiliates) shall have any further obligations or liabilities under each such agreement.

(b) At least two Business Days prior to the Election Deadline, the Company shall notify the Shareholder of the number of AJAX Class A Shares with respect to which valid requests for redemption pursuant to the AJAX Shareholder Redemption were received and not validly withdrawn. If, on or before the Business Day immediately preceding the Election Deadline, the Shareholder delivers to the Company a Mix and Match Election Form indicating its Election with respect to the Subject Company Shares, and the Company determines that such Mix and Match Election Form is deficient or such Election was not properly made, it shall as promptly as practicable (and in any event, prior to the close of business on the Business Day immediately preceding the Election Deadline) provide the Shareholder with written notice thereof. Notwithstanding the foregoing, the failure of the Company to provide such written notice of deficiency shall in no event whatsoever result in any liability to the Company, AJAX, Listco or any other Person (including any Non-Shareholder Released Entities), it being understood that the obligation to fully, completely and correctly complete the Mix and Match Election Form in a timely manner is the sole responsibility of the Shareholder and neither the Company, AJAX, Listco or any other Person (including any Non-Shareholder Released Entities) shall have any liability with respect to a deficient Mix and Match Election delivered by the Shareholder.

(c) The Shareholder acknowledges and agrees that AJAX and the other AJAX Parties are entering into the Business Combination Agreement in reliance upon the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, AJAX and the other AJAX Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

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(d) The Shareholder shall not, and the Shareholder shall cause its Representatives not to, issue any press releases or make any public announcements with respect to the Business Combination Agreement or the transactions contemplated thereby without the prior written consent of the Company; provided, however, that the Shareholder or its Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law or the rules of any applicable stock exchange with jurisdiction, (ii) to Governmental Entities in connection with any Consents required to be obtained by the Shareholder (as distinct from the Company) under the Business Combination Agreement or the Ancillary Documents or in connection with the transactions contemplated thereby, and (iii) only to the extent such press release, public announcements or other communication contains only information previously disclosed in a press release, public announcement or other communication previously made in accordance with this Section 4(d) or Section 5.4 (Public Announcements) of the Business Combination Agreement; provided, further, however, that, in the case of (i) and (ii) above, the Shareholder or its applicable Representative shall, and the Shareholder shall cause its Representatives to, unless and to the extent not inconsistent with applicable Law, reasonably consult with the Company and AJAX in connection therewith and provide the Company and AJAX with an opportunity to review and comment on such press release, public announcement or communication and shall consider such comments in good faith. The Shareholder shall be responsible and liable for any breach by its Representatives of this Section 4(d).

(e) From the date of this Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, the Shareholder shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss with any third party or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities or other securities of any Group Company (or any Affiliate or successor of any Group Company), other than any such offering that would only be executed after the Closing; or (v) otherwise cooperate in any way with, or assist or participate in, or facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. This Section 4(e) shall not restrict (x) any action by the Company or any of its Representatives or (y) any action taken by the Shareholder or its Representatives, in each case, in furtherance of any action taken by the Company or its Representatives in compliance with Section 5.6 (Exclusive Dealing) of the Business Combination Agreement.

(f) The Company shall provide the Shareholder not less than three (3) Business Days’ written notice of the Closing.

(g) The Shareholder acknowledges and agrees that, with respect to its Mix and Match Election Form, he, she or it will be subject to the restrictions (if any) set forth on Schedule A hereto.

(h) In the event AJAX, Listco and the Company, or any of them, enter into a Transaction Support Agreement (or any similar agreement or arrangement) with any Company Shareholder on terms individually or in the aggregate materially more favorable to such Company Shareholder than this Agreement is to the Shareholder, AJAX, Listco and the Company shall promptly after such entry (and in any event within two (2) Business Days thereof) (i) notify the Shareholder in writing, which notice shall identify such materially more favorable terms, and (ii) to the extent requested in writing by the Shareholder, execute an amendment to this Agreement in a form reasonably satisfactory to the Shareholder and the Company providing such materially more favorable terms for the benefit of the Shareholder (with no other changes to this Agreement).

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5. Shareholder Representations and Warranties. The Shareholder represents and warrants to AJAX as follows:

(a) If the Shareholder is an entity, the Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by each other Party), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of his, her or its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of his, her or its obligations under this Agreement or the consummation by the Shareholder of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent Shareholder is an entity, result in any breach of any provision of the Shareholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its obligations under this Agreement in any material respect.

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(e) The Shareholder is the record and beneficial owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law and general restrictions under the Company’s Governing Documents). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that the Shareholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.1(b)(v) of the Business Combination Agreement or otherwise in connection with the transactions contemplated by the Business Combination Agreement (including in connection with the exercise of Vested Company Options pursuant to Sections 2.4(a), 2.4(b) or 2.4(c) of the Business Combination Agreement and Company Warrants pursuant to Section 2.4(d) of the Business Combination Agreement), the Shareholder does not own, beneficially or of record, any Equity Securities of any Group Company or have the right to acquire any Equity Securities of any Group Company. Except as previously disclosed in writing to the Company, AJAX and/or Listco, the Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the other Ancillary Documents, the Business Combination Agreement, the Company’s Governing Documents and the Company Shareholders Agreement, the Shareholder is not party to or bound by (i) any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

(f) As of the date of this Agreement, there is no Proceeding pending or, to the Shareholder’s knowledge, threatened against or involving the Shareholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its obligations under this Agreement in any material respect.

(g) The Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, his, her or its participation in the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents and (ii) he, she or it has been furnished with or given access to such documents and information about the AJAX Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Shareholder has relied solely on the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any AJAX Party (including, for the avoidance of doubt, none of the representations or warranties of any AJAX Party set forth in the Business Combination Agreement or any Ancillary Document to which he, she or it is not a party), either express or implied, and the Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the AJAX Parties or any Representative of any AJAX Party makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

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6. Transfer of Subject Company Shares. Except as expressly contemplated by the Business Combination Agreement, this Agreement or the Shareholder SPA, or with the prior written consent of AJAX (such consent not to be unreasonably withheld), from and after the date hereof, the Shareholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, (c) take any action to convert its Subject Company Shares pursuant to Article 9 of the Company Articles of Association, or (d) take any actions in furtherance of any of the matters described in the foregoing clauses (a), (b) or (c), provided, however, that the foregoing shall not apply to any Transfer (A) to any Affiliate of the Shareholder; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; or (E) by virtue of the Shareholder’s organizational documents upon liquidation or dissolution of the Shareholder; provided, further, that the Shareholder shall, and shall cause any transferee of its Subject Company Shares of the type set forth in clauses (A) through (E), to enter into a written agreement in form and substance reasonably satisfactory to the Company and AJAX, agreeing to be bound by this Agreement prior to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

7. Termination.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, upon the termination of the Business Combination Agreement in accordance with its terms.

(b) The Shareholder shall have the right to terminate this Agreement following any breach by AJAX, Listco or the Company of Section 2 that is not cured or cannot be cured within five Business Days after written notice thereof is delivered to AJAX or Listco, as applicable, by the Shareholder (a “Breach Notice”). To the extent any breach set forth in a Breach Notice remains uncured to the reasonable satisfaction of the Shareholder five Business Days after delivery of such Breach Notice, the Shareholder’s right to terminate this Agreement pursuant to this Section 7(b) shall be exercisable by giving written notice of termination to the other Parties of this Agreement.

(c) Upon termination of this Agreement pursuant to Section 7(a) or 7(b), none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (x) the termination of this Agreement pursuant to Section 7(b) shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud, and (y) the representations and warranties set forth in Sections 5(g) and (h), and Sections 3(c), 15, 16 and 17 shall each survive any termination of this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such Shareholder’s capacity as a director, officer or employee of any Group Company (if applicable) or in such Shareholder’s capacity as a trustee or fiduciary of any Company Equity Plan (if applicable) and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company (if applicable).

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9. No Recourse. Each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Representative of AJAX, the Company or the Shareholder, and (b) none of the Representatives of AJAX, the Company or the Shareholder shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein. This Section 9 shall not limit the fiduciary responsibilities of the directors and officers of the Company that are owed to the Company.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to AJAX or Listco, to:

c/o AJAX I
667 Madison Avenue
New York, NY 10606
Attention:	Daniel Och
Glenn Fuhrman
Email:	dan@willcapllc.com
glenn@virtruip.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Attention:	Ryan D. Harris, P.C.
Cole Parker, P.C.
Katherine M. Bryan
Email:	ryan.harris@kirkland.com
cole.parker@kirkland.com
katherine.bryan@kirkland.com

If to the Company, to:

Cazoo Holdings Limited
41 Chalton Street
London
NW1 1JD
Attention:	Ned Staple
Email:	ned.staple@cazoo.co.uk

11

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
604 Lexington Avenue
New York, NY 10022
Attention:	Valerie Ford Jacob
Sebastian L. Fain
Email:	valerie.jacob@freshfields.com
sebastian.fain@freshfields.com

and to:

Freshfields Bruckhaus Deringer LLP
100 Bishopsgate
London
EC2P 2SR
Attention:	Natasha Good
Email:	natasha.good@freshfields.com

If to the Shareholder, to the address set forth on the signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

11. Entire Agreement. This Agreement, the Business Combination Agreement and the other Ancillary Documents constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

12. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, the Company and AJAX. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without AJAX’s and the Company’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 12 shall be void, ab initio.

13. Fees and Expenses. Except as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

14. Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement and the Business Combination Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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15. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which shall, for the avoidance of doubt, include any successor to AJAX, including Listco, which successor shall be bound by all obligations and entitled to enforce all rights of AJAX under this Agreement) and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement; provided, however, that each of the Non-Shareholder Released Entities and the Shareholder Released Entities shall be express third-party beneficiaries of Section 3 and each Representative of AJAX, the Company or the Shareholder shall be an express third-party beneficiary of Section 9. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture. Any reference to a Party herein shall include its successors.

16. Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenants contemplates or requires performance at or prior to the Closing) in this Agreement shall terminate at the Closing and (ii) Sections 2 and 3 and the last sentence of Section 4(b) and 4(d) and each other covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Closing shall so survive the Closing in accordance with its terms, in each case, subject to Section 7; provided, however, notwithstanding the foregoing the Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to Closing or actual fraud shall not be affected.

17. Trust Account Waiver. Reference is made to the final prospectus of AJAX, filed with the SEC (File No. 333-249411) on October 16, 2020 (the “Prospectus”). The Shareholder acknowledges and agrees and understands that AJAX has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of AJAX’s public shareholders (including overallotment shares acquired by AJAX’s underwriters), and AJAX may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of AJAX entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, neither the Shareholder nor any of its Representatives has or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement, the Business Combination Agreement or any proposed or actual business relationship between AJAX or any of its Representatives, on the one hand, and, the Company or the Shareholder or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Shareholder on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with AJAX or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with AJAX or its Affiliates).

18. Miscellaneous. Sections 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), and 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

AJAX I

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

CAZOO HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

CAPRI LISTCO

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

SHAREHOLDER:

[●]

Name:
Title:
Date:

Notice Address: [●] [●] E-mail: [●] Attention: [●]

with a copy (which shall not constitute notice) to: [●] [●] E-mail: [●] Attention: [●]

[Signature Page to Transaction Support Agreement]

EXHIBIT A

[●] 2021

AGREEMENT

for the sale and purchase of certain shares in Capri Holdings Limited

Freshfields Bruckhaus Deringer LLP
100 Bishopsgate
London
EC2P 2SR

Agreement

dated [●] 2021

Parties:

1.	The person whose name and address are set out in Schedule 1 (the Seller);

2.	Cazoo Holdings Limited, a private company limited by shares incorporated in England and Wales (with registered number 12450682) and having its registered office at 41 Chalton Street, London NW1 1JD, United Kingdom (the Company); and

3.	Capri Listco, an exempted Company incorporated in Cayman Islands (the Purchaser), together the Parties, and each a Party.

RECITALS:

(A) Ajax I, a Cayman Islands exempted company (AJAX), the Purchaser and the Company entered into the Business Combination Agreement (as defined in clause 1.1 below) on [●] March 2021 in connection with the acquisition by the Purchaser of the entire issued share capital of the Company (the Transaction). The board of directors of the Company has approved the transactions contemplated by the Business Combination Agreement including the transfer by all shareholders of the Company of all of their Shares (as defined in clause 1.1 below) to the Purchaser.

(B) In accordance with the provisions of the Drag Along Notice (as defined in the Company Articles of Association (as defined in clause 1.1 below)) and in order to effect the Transaction, the Business Combination Agreement contemplates that every shareholder of the Company will sell all their Shares to the Purchaser on the SPA Closing Date (as defined in clause 1.1 below) pursuant to agreements substantially in the form hereof to be entered into with each of the other shareholders of the Company (the Other SPAs).

(C) The Seller has agreed to sell the Sale Shares (as defined in clause 1.1 below) and the Purchaser has agreed to purchase the Sale Shares, in each case on the terms and subject to the conditions set out in this Agreement.

It is agreed:

1. Interpretation

1.1 The following words and expressions where used in this Agreement have the meanings given to them below:

Allocation Schedule means the “Allocation Schedule” (as defined in the Business Combination Agreement) deemed “final” pursuant to Section 2.3 of the Business Combination Agreement;

BCA Closing has the meaning given to the term “Closing” in the Business Combination Agreement;

Business Combination Agreement means the business combination agreement, dated [●] March 2021, by and among AJAX, the Purchaser and the Company (as amended, supplemented or otherwise modified from time to time in accordance with its terms);

Business Day has the meaning given in the Business Combination Agreement;

Company Articles of Association means the articles of association of the Company in force from time to time;

Consideration has the meaning given in clause 2.2;

Election has the meaning given in the Business Combination Agreement;

Exchange Agent means [●];

IPO has the meaning given in clause 10;

Law has the meaning given in the Business Combination Agreement;

Lien has the meaning given in the Business Combination Agreement;

Mix and Match Election Form has the meaning given in the Business Combination Agreement;

Other SPAs has the meaning given in the recitals;

Proceeding has the meaning given in the Business Combination Agreement;

Prospectus has the meaning given in clause 10;

Purchaser Shares means the Class C Shares of the Purchaser to be issued in exchange for Sale Shares in accordance with this Agreement and the Business Combination Agreement;

Representatives has the meaning given in the Business Combination Agreement;

Sale Shares means the Ordinary Shares, Series A Shares, Series B Shares, Series C Shares and/or Series D Shares in the Company to be sold by the Seller pursuant to this Agreement, comprising all Shares held by the Seller as at the date of this Agreement, and as set out in the column opposite such Seller’s name in Schedule 1 together with all other Shares that the Seller may acquire between the date of this Agreement and the SPA Closing, including pursuant to any exercise of options over Shares, share split, dividend, recapitalisation or otherwise;

Securities Laws has the meaning given in the Business Combination Agreement;

Seller’s Bank Account means the bank account details provided by the Seller in writing to the Company (or any person nominated by the Company) for the purposes of this Agreement no less than two Business Days prior to the SPA Closing Date), and if the Seller does not provide any bank accounts details in accordance with this definition, then this term shall mean a bank account of the Company nominated by the Company;

Shareholders’ Agreement means the shareholders’ agreement relating to the Company dated 16 June 2020 (as amended and restated on 1 October 2020 and as further amended, supplemented or otherwise modified from time to time in accordance with its terms);

Shares means the Ordinary Shares, Series A Shares, Series B Shares, Series C Shares and/or Series D Shares in the Company;

SPA Closing means completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

SPA Closing Date has the meaning given in clause 3.1;

Transaction has the meaning given in the recitals;

Transfer Instrument means a properly completed and duly executed (but undated) stock transfer form in respect of each class of Sale Shares;

Transaction Support Agreement means the transaction support agreement, dated [●] March 2021, by and among AJAX, the Purchaser, the Seller and the Company (as amended, supplemented or otherwise modified from time to time in accordance with its terms);

Trust Account has the meaning given in clause 10; and

Trust Account Released Claims has the meaning given in clause 10.

1.2 Unless the context requires otherwise, references in this Agreement to:

(a)	any of the masculine, feminine and neuter genders shall include other genders;

(b)	any reference to they, them, theirs or their in this Agreement may, according to the context, refer to a single individual person and should not, unless expressly stated otherwise in the relevant clause, be construed as imposing or creating any joint obligations, covenants, warranties, representations, undertakings or liabilities on or of the Parties;

(c)	the singular shall include the plural and vice versa;

(d)	$ or dollar or US$ shall be references to United States dollars;

(e)	a person shall include a reference to an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity;

(f)	any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed so as to include a reference to the same as it may have been amended, modified, consolidated, re-enacted or replaced except and to the extent that any amendment or modification made after the date of this Agreement would increase any liability or impose any additional obligation upon the Seller under this Agreement; and

(g)	a particular government or statutory authority shall include any entity which is a successor to that authority.

1.3 The headings in this Agreement are for convenience only and shall not affect its meaning. References to a clause or Schedule are (unless otherwise stated) to a clause of and Schedule to this Agreement.

1.4 The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, in construing this Agreement, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words followed by the word "including" shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2. Sale and Transfer of the Sale Shares; Consideration

2.1 On the SPA Closing Date, and as part of the BCA Closing, the Seller shall sell and transfer, and the Purchaser shall purchase and acquire, the Sale Shares on the terms that the same covenants shall be deemed to be given by the Seller on SPA Closing in relation to the Sale Shares as are implied under Part I of the United Kingdom’s Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee. The Seller shall sell and transfer their Sale Shares free and clear from all Liens (other than restrictions on transfer under Securities Laws or any general restrictions under the Company Articles of Association), together with rights accruing to the Sale Shares (including any dividends or distributions declared, made or paid thereon) on or after the SPA Closing Date.

2.2 The consideration for the sale and transfer of the Sale Shares (the Consideration) shall be:

(a)	an amount in cash; and/or

(b)	the issue of new Purchaser Shares by the Purchaser,

in each case as allocated to the Seller in the Allocation Schedule, as determined in accordance with Section 2.1(l)(ii) of the Business Combination Agreement and on the basis of the Elections made (or deemed to have been made) by the Seller and each other shareholder of the Company pursuant to Section 2.1(m) of the Business Combination Agreement.

2.3 The Parties acknowledge and agree that the Purchaser Shares to be issued as part of the Consideration shall be valued at $10 per share pursuant to Section 2.1(l)(i) of the Business Combination Agreement.

2.4 The Seller agrees and acknowledges that the Consideration to be allocated pursuant clause 2.2 shall be determined in accordance with the terms of the Business Combination Agreement and that there is no guarantee that the form of Consideration requested on any Mix and Match Election From will be allocated to the Seller.

3. SPA Closing

3.1 The SPA Closing shall occur on the same date on which the BCA Closing shall occur. The Company shall (to the extent not already provided) provide written notice to the Seller of the date on which SPA Closing shall take place (such date being the SPA Closing Date); provided that the Company shall be entitled to update the SPA Closing Date at its absolute discretion.

3.2 The sale and purchase of the Sale Shares shall be completed on the SPA Closing Date and shall be conditional upon, and occur simultaneously with, the BCA Closing. The matters set out in clause 3.4 shall occur on the SPA Closing Date.

3.3 The Seller (or, failing which, the Company as an attorney or agent of the Seller) shall deliver the Transfer Instrument (and to the extent issued, a share certificate in respect of the Sale Shares or an indemnity for any lost share certificates in a form reasonably satisfactory to the Company) to the Exchange Agent on or before the SPA Closing Date. The Company shall procure that the Exchange Agent will hold the Transfer Instrument to the order of the Seller and will date and release the Transfer Instrument on the SPA Closing Date. If SPA Closing does not take place and this Agreement terminates, the Company shall procure that the Exchange Agent will destroy the Transfer Instrument and return any share certificates which were delivered to it.

3.4 On SPA Closing, the Purchaser shall cause the Consideration to be paid or made available to the Seller, with any cash portion of the Consideration to be paid into the Seller’s Bank Account (or, if applicable, to the Company which shall hold such Consideration on trust for the Seller), in each case in accordance with the terms of the Business Combination Agreement.

4. Seller Warranties

4.1 The Seller warrants (in respect of itself only) to the Purchaser, as of the date of this Agreement and as of the SPA Closing Date, that:

(a)	the Sale Shares are fully paid, or properly credited as fully paid, the Seller has valid, good and marketable title to the Sale Shares and the Seller is the sole legal and beneficial owner of the Sale Shares free and clear from all Liens (other than restrictions on transfer under Securities Laws or any general restrictions under the Company Articles of Association);

(b)	to the extent that it is a legal entity, it is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation;

(c)	to the extent that it is an individual, it has the capacity to enter into this Agreement and perform its obligations under it; and

(d)	it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by them under this Agreement.

4.2 Without prejudice to any other provisions of this Agreement, the total aggregate liability of the Seller for all claims under this Agreement shall be limited to the amount of Consideration received by it. For the purposes of this clause only, the Purchaser Shares received by or on behalf of a Seller (if any) shall be valued at US$10 per share regardless of the market value of such share at the relevant time.

5. Purchaser Warranties

5.1 The Purchaser warrants to the Seller that, as of the date of this Agreement and the SPA Closing Date, it is an exempted company validly existing under the laws of Cayman Islands, it is not insolvent or unable to pay its debts within the meaning of any laws relating to insolvency applicable to it and that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement, that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the entry into, delivery and performance by it of this Agreement will not:

(a)	result in a breach of any provision of its memorandum or articles of association or any agreement or arrangement to which it is a party or by which it is bound;

(b)	result in any breach of applicable law, order, judgment or decree of any court, governmental agency or regulatory body by which it is bound (or constitute a default thereunder); or

(c)	require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with, its shareholders or any governmental, supervisory, regulatory or other authority which has not been obtained or made (as applicable) in writing on the SPA Closing Date.

6. Conditions

6.1 The Parties shall have no obligation to consummate the SPA Closing unless, concurrently therewith, the Purchaser is acquiring all the Shares of the Company (other than the Sale Shares) pursuant to the Other SPAs and in accordance with the Business Combination Agreement.

7. Arrangement with the Company

7.1 The Seller acknowledges and agrees that the Transaction shall constitute a “Sale” (as defined in the Shareholders’ Agreement) for the purposes of the Shareholders’ Agreement (including clause 20.3 of the Shareholders’ Agreement) and that the Transaction shall constitute a “Share Sale” and “Exit” (as defined in the Company Articles of Association) for the purposes of the Company Articles of Association (including Articles 6.1 and 6.3 of the Company Articles of Association).

7.2 The Seller hereby consents to, approves and waives any rights of redemption, pre-emption, first refusal or transfer it may have pursuant to the Company Articles of Association or the Shareholders’ Agreement in connection with any transfer of Shares pursuant to the Business Combination Agreement, the Transaction Support Agreement or any Other SPA in connection with the Transaction.

8. Costs

8.1 Save as expressly provided in this Agreement or agreed in writing between the Parties, each Party shall pay their own costs and expenses incurred in connection with the preparation, negotiation and completion or termination of this Agreement.

8.2 All stamp duty, stamp duty reserve tax and any other transfer taxes in any jurisdiction (including, for the avoidance of doubt, any related interest or penalties) payable in respect of the execution of this Agreement and any transactions contemplated by this Agreement (including the transfer of Sale Shares and/or the issue of Purchaser Shares pursuant to this Agreement), shall be payable by the Purchaser.

9. Termination

9.1 This Agreement shall automatically terminate, without any notice or other action by any Party, upon termination of the Business Combination Agreement in accordance with its terms.

9.2 The Seller shall have the right to terminate this Agreement if the Transaction Support Agreement is terminated by the Seller in accordance with section 7(b) thereof. The Seller’s right to terminate this Agreement pursuant to this clause 9.2 shall be exercisable by giving written notice of termination to the other Parties within five (5) Business Days of the termination of the Transaction Support Agreement.

9.3 Upon termination of this Agreement pursuant to clauses 9.1 and 9.2, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clause 9.1 shall not affect any liability on the part of any Party for a wilful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud. Following any termination of this Agreement pursuant to clause 9.1, the Seller shall have no liability to the Purchaser whatsoever under this Agreement.

10. Trust Account Waiver

10.1 Reference is made to the final prospectus of AJAX, filed with the SEC (File No. 333- 249411) on 16 October 2020 (the Prospectus). The Seller acknowledges and agrees and understands that AJAX has established a trust account (the Trust Account) containing the proceeds of its initial public offering (the IPO) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of AJAX’s public shareholders (including overallotment shares acquired by AJAX’s underwriters), and AJAX may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. The Seller hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Seller nor any of its respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between AJAX or any of its Representatives, on the one hand, and, the Seller and its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the Trust Account Released Claims). The Seller on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or contracts with AJAX or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with AJAX or its Affiliates).

11. Notices

11.1 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	if to the Purchaser, to:

c/o AJAX I
667 Madison Avenue
New York, NY 10606
Telephone: (212) 655-2685
Attention:	Daniel Och
Glenn Fuhrman
E-mail:	dan@willcapllc.com
glenn@virtruip.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Attention:	Ryan D. Harris, P.C.
Cole Parker, P.C.
Katherine M. Bryan
E-mail:	ryan.harris@kirkland.com
cole.parker@kirkland.com
katherine.bryan@kirkland.com

(b)	if to the Seller, to:

[Notice details]

(c)	if to the Company, to:

Cazoo Holdings Limited
41 Chalton Street
London
NW1 1JD
Attention:	Ned Staple
E-mail:	ned.staple@cazoo.co.uk

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Valerie Ford Jacob
Sebastian L. Fain
E-mail:	valerie.jacob@freshfields.com
sebastian.fain@freshfields.com
and to:

Freshfields Bruckhaus Deringer LLP
100 Bishopsgate
London
EC2P 2SR
United Kingdom
Attention:	Natasha Good
E-mail:	natasha.good@freshfields.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12. General

12.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement (to the extent such agreement or covenant contemplates or requires performance at or prior to SPA Closing) shall terminate at the SPA Closing and each covenant and agreement contained herein that by its terms, expressly contemplates performance after SPA Closing shall so survive the SPA Closing in accordance with its terms, in each case subject to Clause 9 (Termination).

12.2 Assignment. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Any attempted assignment of this Agreement not in accordance with the terms of this clause 12.2 shall be void.

12.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this clause 12.3 shall be void, ab initio.

12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

12.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

12.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.7 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

12.8 Waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

12.9 Further Assurance. Each of the Parties shall perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably required by the Parties to implement and give effect to this Agreement.

12.10 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS clause 12.10.

12.11 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of Delaware), for the purposes of any Proceeding: (a) arising under this Agreement; or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such Party: (i) arising under this Agreement; or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this clause 12.11 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or internationally recognized courier service to such party’s respective address set forth in clause 10 shall be effective service of process for any such Proceeding.

SIGNATURE

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on day and year first above written.

[Signature block for the Seller to be inserted]

CAPRI LISTCO

By:
Name:
Title:

EXECUTED for and on behalf of
CAZOO HOLDINGS LIMITED

Signed:
Name:
Title:

Schedule 1
The Seller and the Sale Shares

Seller	Address	Sale Shares
[To be updated]		[To include details of each Class of Share which is held by the Seller]

EXHIBIT B

To:	The Directors Cazoo Holdings Limited (company number 12450682) (the Company) 41 Chalton Street London NW1 1JD
From:	The undersigned (together we or our)

______________________ 2021

Dear Sir or Madam

Letter confirming wish to transfer shares in Cazoo Holdings Limited

1.	Unless otherwise specified, words and expressions defined in the articles of association of the Company (the Articles) shall have the same meaning in this letter.

2.	We refer to the Business Combination Agreement (the Business Combination Agreement), dated as of [●] 2021, by and among the Company, Ajax I and Capri Listco (the Purchaser) in connection with the proposed sale of the entire issued share capital of the Company to the Purchaser (the Proposed Transaction) and to the [Company’s announcement on [●] of the Proposed Transaction].

3.	We note that the Board resolved on [●] 2021 to approve the Proposed Transaction and the transfer of all of the shares in the Company to the Purchaser in connection with the Proposed Transaction.

4.	Pursuant to Articles 23.1 and 23.2 of the Articles, we, representing: (i) the holders of in excess of 50 per cent of the Ordinary Shares (excluding any Treasury Shares); and (ii) an Investor Majority (including a Series C Majority and a Series D Majority), as those terms are defined in the Articles, hereby notify the Company that:

(a)	we wish to transfer all of our respective interests in the shares in the capital of the Company to the Purchaser; and

(b)	we require all other holders of shares in the Company (the Called Shareholders) to sell and transfer all their shares in the capital of the Company (the Called Shares) to the Purchaser or as the Purchaser shall direct (the Drag Along Option).

5.	Pursuant to Articles 23.1 and 23.2 of the Articles, we hereby confirm our exercise of the Drag Along Option and request that the Company copy to each of the Called Shareholders: (a) the Drag Along Notice in the form of Annex 1; and (b) the Sale Agreements in the form of Annex 2, which the Called Shareholders are required to execute in connection with the sale of their Shares to the Purchaser.

6.	This letter may be executed in any number of counterparts, and by each party on a separate counterpart. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this letter by e-mail attachment or telecopy shall be an effective mode of delivery.

1

Annex 1 – Drag Along Notice

Cazoo Holdings Limited (the Company)

Drag Along Notice

1.	This notice constitutes a Drag Along Notice for the purposes of Article 23.2 of the articles of association of the Company (the Articles). Unless otherwise specified, words and expressions defined in the Articles shall have the same meaning in this notice.

2.	Reference is made to the business combination agreement (the Business Combination Agreement), dated [●] 2021, by and among the Company, Ajax I and Capri Listco (the Purchaser) in connection with the sale of the entire issued share capital of the Company to the Purchaser (the Proposed Transaction).

3.	It is noted that the Board resolved on [●] 2021 to approve the Proposed Transaction and the transfer of all of the shares in the Company to the Purchaser in connection with the Proposed Transaction.

4.	Certain shareholders of the Company who together represent: (i) holders in excess of 50 per cent of the Ordinary Shares (excluding any Treasury Shares); and (ii) an Investor Majority (including a Series C Majority and a Series D Majority), as those terms are defined in the Articles (together the Drag Shareholders), have notified the Company in accordance with the provisions of Article 23 of the Articles that:

(a)	they wish to transfer all of their respective interests in the shares of the Company to the Purchaser; and

(b)	they require all other shareholders to sell and transfer all their shares in the capital of the Company (the Called Shares) to the Purchaser or as the Purchaser shall direct.

5.	As a shareholder of the Company, you are required under Article 23 of the Articles to transfer all of your Called Shares to the Purchaser or as the Purchaser shall direct.

6.	The proposed date for the transfer of your Shares to the Purchaser (the Closing Date) will be subject to the terms of the Business Combination Agreement. You will receive confirmation of the Closing Date from the Company.

7.	The consideration to be paid by the Purchaser for your Shares shall comprise: (i) an amount in cash; and/or (ii) the issuance of shares in the capital of the Purchaser, in each case as determined in accordance with the provisions of the Business Combination Agreement. For more information on the Proposed Transaction and related arrangements, please see the registration statement published by the [Purchaser] in connection with the Proposed Transaction at [link].

2

8.	Pursuant to Article 23.6 of the Articles, you are required to complete and deliver to the Company by the Closing Date:

a.	a duly executed sale agreement in respect of the sale of all of your Called Shares to the Purchaser in the form [●];

b.	a duly executed stock transfer form in respect of each class of your Called Shares in favour of the Purchaser in the form [●]; and

c.	the relevant share certificates in respect of your Called Shares (or an indemnity for lost certificate in the form [●],

(together the “Drag Documents”). The Drag Documents are to be delivered to the Company by [email] to [●].

9.	If you have not returned the Drag Documents (or if the Drag Documents have been completed or signed incorrectly) by the Closing Date, the Company and each Director shall be constituted your agent and will execute, complete and deliver in your name and on your behalf the relevant Drag Documents.

10.	This notice and any non-contractual obligations arising out of or in connection with this notice shall be governed by, and construed in accordance with, English law. Any dispute arising out of or in connection with this notice shall be subject to the exclusive jurisdiction of the English courts.

3

Annex 2 – Form of Sale Agreements

[To include: (i) the Shareholder SPA (as defined in the Business Combination Agreement); (ii) a stock transfer form; and (iii) an indemnity for lost share certificate]

4

Yours faithfully

Signed by	) ………………….…………

[Name of Drag Shareholder]	)

acting by_______________________, a director	)

5

SCHEDULE A

Class/Series Securities	Number of Equity Securities
Company Series A Shares	[●]
Company Series B Shares	[●]
Company Series C Shares	[●]
Company Series D Shares	[●]
Company Ordinary Shares	[●]
Company Warrants	[●]
Vested Company Options	[●]
Unvested Company Options	[●]

[Notwithstanding anything in this Agreement, any other agreement or otherwise (including any side letter or other arrangement with respect to the Company Shares, Company Options or Company Warrants), the Shareholder acknowledges and agrees the Shareholder may only make a Standard Election or a Stock Election with respect to (i) all of such Shareholder’s Company Shares (including any Company Shares the Shareholder receives in respect of the exercise of any EMI Options or Vested Unapproved Options) and (ii) all of such Shareholder’s Vested Unapproved Options (it being agreed that in no event shall the Election made pursuant to Section 2.4(b)(ii) of the Business Combination Agreement provide for more cash to the Shareholder than if a Standard Election had been made to an equivalent number of Company Shares). ]2

[2]	Note to Draft: Relevant only for certain of the Transaction Support Agreements.